Exhibit 10.07


                      IC One, Inc./CardOne Development Co.
                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement"), dated effective as Dec. 1st, 1998 (the "`Effective Date") is by and between IC One, Inc., a Delaware corporation with its principal place of business at 205 West 700 South, Suite 200 ("IC One") and CardOne Development Company, a Utah corporation with its principal place of business at 888 Heartwood Circle, Fruit Heights, Utah 84037-2142 ("CardOne").

RECITALS:

         A. CardOne is the owner of certain trademarks, service marks, copyrights, trade secrets, know-how, ideas, inventions, patents and/or patent applications, and other intellectual property (the "Intellectual Property," as further defined below).

         B. Pursuant to the terms of this Agreement, CardOne wishes to transfer to IC One all right, title and interest in and to the Intellectual Property, and IC One wishes to purchase the Intellectual Property from CardOne.

AGREEMENTS:

In consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Definitions.

         1.1 "Documentation" shall mean (a) all existing technical, design, development, installation and maintenance information describing the design and development of the Intellectual Property, including source documentation, source listings and annotations, test data and test results and (b) all existing educational materials, reference manuals and support materials relating to the Intellectual Property.

         1.2 The "Intellectual Property" shall mean all trademarks, service marks, copyrights, trade secrets, know-how, ideas, inventions, patents and/or patent applications, and other intellectual property currently owned by CardOne, including Related Technology (as defined herein) and any software programs or documents embodying Intellectual Property, as more specifically described in Exhibit A.

         1.3 "Related Technology" means all existing technology acquired, authored, developed, improved or produced by CardOne and that is necessary to the development of the Intellectual Property or to the performance by the Intellectual Property of its intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation existing enhancements, designs, technology, improvements, inventions, works of authorship, trade secrets, formulas, processes, routines, subroutines, techniques, concepts, methods, ideas, algorithms, source code, object code, flow charts, diagrams, coding sheets, source code listings and annotations, programmers' notes, research, architectural specifications, concepts, work papers, and work product existing on the Effective Date, development tools and associated documentation, and all right of any kind in or to any of the foregoing, including without limitation all proprietary rights and trade secret and all patents and copyrights (whether pending, applied for or issued) for the Intellectual Property, regardless of whether any or all of the foregoing constitutes copyrightable or patentable subject matter.

         1.4 All other initially capitalized terms shall have the meanings assigned to them in this Agreement.

2.       Assignment.

         2.1 Assignment. CardOne hereby assigns, sells and transfers to IC One, effective upon the Effective Date, all right, title and interest in and to the Intellectual Property and Related Technology, including without limitation all copyrights, trade secrets, patent rights (including, without limitation, patent applications and patents) and other intellectual property rights therein, free and clear of all liens, security interests, licenses and encumbrances of any type, whether accrued, absolute or contingent "Liens").

         2.2 Further Assurances. CardOne agrees to assist IC One and to execute any additional documents, assignments or assurances reasonably requested by IC One hereafter to further evidence or complete its ownership of the Intellectual Property, to carry out the transactions contemplated by this Agreement and to assist IC One to obtain, perfect and protect its interest in the Intellectual Property. In particular, CardOne shall, at IC One's expense, cooperate with IC One's reasonable requests concerning prosecution, defense, protection or registration of any elements of the Intellectual Property, including the recordation of any assignment or notice of assignment for patents, trademarks or copyrights with respect to the Intellectual Property.

3. Consideration. In consideration of the assignment and transfer of the Intellectual Property and other covenants, warranties and commitments made by CardOne in this Agreement, IC One agrees as follows:

         3.1 Lump Sum Payment. IC One shall pay to CardOne the amount of two hundred thousand dollars ($200,000) on the earlier of (i) three (3) business days after the date IC One receives a lump sum equity infusion of at least $2,000,000, or (ii) three (3) business days after IC One receives the cumulative amount of $7,500,000 from its Regulation 506 offering which is currently in progress.

         3.2 Earn-out Payment. For a period of ten (10) years from the Effective Date, IC One shall pay CardOne an earn-out payment of two percent (2%) of IC One's net receipts from sales and licenses of integrated circuit cards and other products embodying the technology assigned hereunder as part of the Intellectual Property, less discounts, credits and returns, and excluding taxes, shipping and handling, bad debts and refunds with respect to such products; provided, however, that IC One shall not owe CardOne any earn-out payments in excess of the amount of one hundred thousand dollars ($100,000) per month. Such payments will be due within sixty (60) days following the end of each calendar month for receipts from domestic (U.S.) sales and licenses, and within ninety (90) days for international sales and licenses. IC One's monthly payment shall be accompanied by a reasonably detailed report, describing the products embodying CardOne's technology that were distributed by IC One during such quarter and the calculation of the earn-out payment due.

         3.3 Audit Rights. IC One shall keep accurate books of account and records covering all transactions relating to this Agreement. CardOne shall have the right, upon ten (10) days prior written notice and during reasonable business hours, to have a certified public accounting firm examine IC One's records relating to the Intellectual Property. CardOne shall bear the cost of such inspection and audit unless the results of such audit indicate underpayments of more than five percent (5%) for the period under review, in which case the reasonable cost of the audit will be borne by IC One. Such audits may be made no more frequently than once every twelve (12) months, unless the preceding audit revealed a material underpayment. All relevant records shall be kept available for at least two (2) years after the calendar month to which they relate.

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

         3.4 Legal Fees. CardOne agrees to pay within three business days of receipt of the lump sum payment, all outstanding Intellectual Property and Related Technology fees owed as of the Effective Date, to the law firm Fenwick & West.

4. Delivery. CardOne has delivered and will continue to deliver to IC One all available software, work product, documents, and other tangible materials describing or embodying the Intellectual Property (including Documentation and Related Technology), to the extent reasonably necessary for IC One to fully exercise its rights under this Agreement.

5. Covenant Not to Compete. CardOne hereby covenants and agrees that for the term of this Agreement and for a period of two (2) years thereafter, it will not, directly or indirectly, without the prior written consent of IC One, develop, market or sell, or assist in the development, marketing or sale of, any product or technology that competes with the Intellectual Property in the United States and any other geographic areas in which such product or technology is marketed (a "Competitive Product"); including without limitation providing consultative services, owning, managing, operating, participating in, controlling, or being connected as a majority stockholder, partner, or otherwise with any business, individual or entity that creates, develops or markets a Competitive Product, and including any such actions by its officers, directors and key employee(s). CardOne hereby affirmatively represents that it understands and acknowledges that IC One has a legitimate business purpose in requiring it to abide by the restrictive covenants contained in this Section 5, and acknowledge that the restrictions contained herein are reasonable given its knowledge of the Intellectual Property and its unique and valuable role in developing the Intellectual Property, and further acknowledges the fact that competition by it with the Intellectual Property would severely injure IC One. This Section 5 is intended to be construed as a series of separate covenants, one for each city, county, state, country or geographic area in which IC One does or intends to do business. Except for geographic coverage, each such separate covenant shall be deemed identical in terms.

6.       CardOne Warranties.

         6.1 Corporate Power, Etc. CardOne hereby represents, warrants, and covenants to IC One that (a) CardOne has all necessary right and power to enter into and perform according to the terms and conditions of this Agreement; (b) all corporate action on the part of CardOne, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and any other agreements contemplated hereby has been taken; (c) the terms of this Agreement do not violate or conflict with any other agreement or obligation of CardOne, including without limitation the intellectual property license previously granted by CardOne to CardOne Corporation, pursuant to the License Agreement dated November 17, 1995, and CardOne hereby represents and warrants that such License Agreement has been effectively terminated; (d) the License Agreement between CardOne and CardOne Corporation is no longer in force or effect; and (e) this Agreement is a valid and binding agreement on CardOne. enforceable in accordance with its terms.

         6.2 Title. CardOne warrants that it has good and marketable title to the Intellectual Property, which is transferred to IC One free and clear of any Liens or restrictions on or conditions to transfer or assignment. Except as may be disclosed in writing to IC One, there are no outstanding licenses or agreements of any kind relating to the Intellectual Property. No licenses from or rights (including patent rights) of any third party are necessary to market, license, sell. modify and/or create derivative works of the Intellectual Property. CardOne has used diligent efforts to obtain and maintain its ownership of the Intellectual Property, as well as the confidentiality of any trade secret or source code portions thereof, and no material portion of the Intellectual Property is or has become part of the public domain.

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

         6.3 Litigation. There is no action, suit, investigation, or other proceeding pending or, to CardOne's knowledge, threatened against or materially adversely affecting the Intellectual Property or CardOne's right and ability to consummate the transactions contemplated by this Agreement; nor does CardOne know or have reason to know of any basis for the same.

         6.4 Infringement. CardOne warrants that the Intellectual Property and elements thereof are solely owned by CardOne and do not violate any copyright, trade secret, trademark, patent or other personal or proprietary right of any third party, and that it has not received any notice of such a claim, There are no existing, pending or, to CardOne's knowledge, threatened claims of infringement, misappropriation or disputed ownership by any third party relating to the Intellectual Property and elements thereof and, to CardOne's knowledge, there is no basis for any such claim. To CardOne's best knowledge, no third party is infringing or has infringed any rights with respect to the Intellectual Property.

         6.5 Indemnification. CardOne shall indemnify and hold IC One harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including attorneys' fees) arising out of or in connection with the breach of any warranty made by CardOne in this Section 6, including defense of any third party claim that, if true, would constitute such a breach of warranty. IC One shall give CardOne prompt notice of any claim to which the foregoing indemnity relates. Notwithstanding anything herein to the contrary, CardOne's obligations pursuant to this Section shall not apply to any claims related to any modifications to the Intellectual Property made by IC One, but only to the extent that such claims would not have arisen but for the modifications made by IC One.

         6.6 LIMITATION OF LIABILITY AND DAMAGES. OTHER THAN AS SET FORTH IN THIS SECTION 6, EACH PARTY EXPRESSLY EXCLUDES AND DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT.

         6.7 Survival. The representations, warranties and covenants contained in or made pursuant to this Agreement shall survive execution and any termination of this Agreement.

7. Confidentiality. CardOne agrees to treat as highly confidential, and never to use, copy or disclose to any third party, except as required by law, any source code or trade secrets which are part of the Intellectual Property and any other information concerning the Intellectual Property which should reasonably be understood to be confidential.

8. Breach of Agreement; Remedies. If either party believes that the other has materially breached any provision of this Agreement, the party alleging the breach shall deliver notice to the other party, specifying the nature of the alleged breach. The party alleged to be in breach shall have sixty (60) days from the date of mailing of such notice in which to attempt to cure the alleged breach. During such sixty (60) day period, either party may request a personal meeting between the parties in which to negotiate in good faith to attempt to resolve the dispute. If such negotiations are unsuccessful and the alleged breach has not been cured by the end of such sixty (60) day period, the party alleging the breach may pursue any and all rights and remedies that it has under this Agreement, at law or in equity. CardOne agrees that the remedy at law for any breach of its covenant not to compete and its covenant of confidentiality shall be inadequate and that irreparable harm shall be presumed, and IC One shall be entitled to injunctive relief, in addition to any other remedy it might have, including damages and the right to recover reasonable attorneys' fees, if

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

it becomes necessary for IC One to enforce such covenants. CardOne specifically releases IC One from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

9. Release of Claims. In consideration for the mutual rights and agreements contained herein, the parties hereby release each other and their respective officers, directors, employees, agents and other representatives from any and all claims or causes of action, in law or equity, as well as any damages, costs, controversies, promises, representations, liabilities, and agreements, known or unknown, liquidated or unliquidated, fixed or contingent, based upon or arising out of any arrangements or agreements made or actions taken by such party or its representatives prior to the date of this Agreement, except to the extent such constitutes a breach of warranty under or a violation of this Agreement.

10. Rights Reserved: Reasonable Efforts to Market. IC One shall have the right to market the Intellectual Property in any manner and under any name IC One chooses. Nothing in this Agreement shall impair IC One's right to acquire, license, independently develop for itself or have others independently develop for it similar products performing the same or similar functions as the Software. IC One may decide in its sole discretion, at any time, whether or not to commercialize and distribute any portion of the Intellectual Property or whether to discontinue such distribution. Notwithstanding the foregoing, IC One is required to use reasonable efforts to develop, market and promote the Intellectual Property, in general, in both U.S. and international markets.

11.      Miscellaneous.

         11.1 Notice. All notices between the parties shall be in writing and shall be sent by certified or registered mail or commercial overnight delivery service, with provisions for a receipt, or by confirmed facsimile transmission, to the address of the other party listed above (or to such other address as a party may furnish to the other in writing).

         11.2 Entire Agreement; Amendment; Waiver. This Agreement, together with the Exhibit attached hereto, which is incorporated herein by reference, and any additional documents required to be delivered hereunder, constitutes the complete agreement between the parties and supersedes all previous representations, written or oral, with respect to the Intellectual Property or other subject matter of this Agreement. Except as otherwise expressly provided herein, this Agreement may be modified or amended only by a writing signed by duly authorized representatives of both parties. The waiver by either party of any default or breach of this Agreement, or any obligation hereunder, shall be ineffective unless in writing, and shall not constitute a waiver of any subsequent breach or default. No failure to exercise any right or power under this Agreement or to insist on strict compliance by the other party shall constitute a waiver of the right in the future to exercise such right or power or to insist on strict compliance.

         11.3 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Utah and applicable federal laws. The parties consent to the exclusive jurisdiction and venue of Utah State and federal courts in any action arising out of this Agreement.

         11.4 Attorneys' Fees. In the event of any default under this Agreement, the defaulting party shall pay all costs incurred by the other party by reason of the default, including court costs and reasonable attorneys' fees (whether or not the attorney is a salaried employee of the non-defaulting party), and also including such expenses incurred before legal action or bankruptcy proceeding, during the pendency thereof, and continuing to all such expenses in connection with appeals to higher courts. If the attorney is a salaried employee of the non-defaulting party) a reasonable attorney's fee shall be an amount charged by similarly qualified attorneys in private practice for similar services. If a party is accused of default by the other, but there is a federal decision by a

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

court of law, not overturned on appeal, that the party did not default as alleged, the party wrongly accused of default shall be entitled to an award of its costs and reasonable attorneys' fees as described above.

         11.5 Cumulative Remedies. All rights and remedies provided in this Agreement, at law or in equity are cumulative.

         11.6 Severability. If any term of this Agreement is held invalid or unenforceable by a court or arbitrator of competent jurisdiction, including without limitation the term and geographic scope of the covenant not to compete, such term shall be reduced or otherwise modified by such court or arbitrator to the minimum extent necessary to make it valid and enforceable. If such term cannot be so modified, it shall be severed and the remaining terms of this Agreement shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement.

         11.7 Binding Effect; Assignment. This Agreement is binding upon the parties and their respective successors, representatives and assigns; however, neither party may not assign or transfer this Agreement or any of his rights or duties hereunder without prior written consent of the other party, which shall not be unreasonably withheld.

         11.8 Language. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

         11.9 Force Majeure. Neither party shall be liable for any failure or delay in performing hereunder, if such failure or delay is due to war, strike, government requirements, acts of nature, acts or omissions of carriers, or other cause(s) beyond its reasonable control.

         11.10 Counterparts. This Agreement may be executed in counterparts, and all counterparts shall be deemed to be one and the same agreement.

         11.11 No Agency. The parties are independent contractors, and this Agreement shall not be construed to create any agency or partnership between them. Neither party has authority to bind the other, to incur any liability or act on behalf of the other, or to direct the others' employees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CardOne Development Company                       IC One, Inc.

By: /s/ James E. Biorge                           By: /s/ Peter J. Bennee
    -----------------------------                     --------------------------
Print Name:  James E. Biorge                      Print Name:  Peter J. Bennee
Title:  President                                 Title:  Corp. Secretary

Date:  18/Nov/98                                  Date:  18 Nov 98



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

                                    Exhibit A
                              Intellectual Property
                           CardOne Development Company

                                     PATENTS

Title                                       Serial No.  Filing Date            Country       Status
-----                                       ----------  -----------            -------       ------
------------------------------------------- ----------- ---------------------- ------------- -------------------------
System and Method for Authorizing           08/456,546  06/01/95               United        Abandoned
Acceptance of Checks as Likely to be                                           States
Collected
------------------------------------------- ----------- ---------------------- ------------- -------------------------
Method and System for Allocating and        08/192,004  02/04/94               United        Abandoned
Redeeming Incentive Credits                                                    States
------------------------------------------- ----------- ---------------------- ------------- -------------------------
Method and System for Allocating and        08/676,809  07/08/96               United        Issued 09/08/98
Redeeming Incentive Credits                                                    States        Pat. No. 5,806,045
------------------------------------------- ----------- ---------------------- ------------- -------------------------
Method and System for Allocating and        96/03,161   Based on PCT/US        Mexico        Pending
Redeeming Incentive Credits                             95/01432 filed
                                                        02/02/95
------------------------------------------- ----------- ---------------------- ------------- -------------------------
Method and System for Allocating and        2,182,596   Based on PCT/US        Canada        Maintenance Fee due
Redeeming Incentive Credits                             95/01432 filed                       02/02/99
                                                        02/02/95
------------------------------------------- ----------- ---------------------- ------------- -------------------------
Method and System for Allocating and        17442/95    Based on PCT/US        Australia     Pending; Objections
Redeeming Incentive Credits                             95/01432 filed                       must be overcome by
                                                        02/02/95                             02/21/99
------------------------------------------- ----------- ---------------------- ------------- -------------------------
Method and System for Allocating and        7-520773    Based on PCT/US        Japan         Deadline for filing a
Redeeming Incentive Credits                             95/01432 filed                       Request for Examination
                                                        02/02/95                             is 02/02/03
------------------------------------------- ----------- ---------------------- ------------- -------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
Mark                            Serial No.                   Filing Date                  Status
------------------------------- ---------------------------- ---------------------------- ----------------------------
IC ONE                          75/415,581                   01/09/98                     Published for Opposition
------------------------------- ---------------------------- ---------------------------- ----------------------------
IC ONE TRAVEL                   75/415,766                   01/09/98                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
IC ONE TRAVEL                   75/415,702                   01/09/98                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
EDUCENTS                        75/415,765                   01/09/98                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
IC BUCKS                                                     10/24/94                     Registered 10/01/96
                                                                                          Registration Number
                                                                                          2,004,979
------------------------------- ---------------------------- ---------------------------- ----------------------------
SMART BANK                                                   10/24/94                     Registered 10/01/96
                                                                                          Registration Number
                                                                                          2,004,978
------------------------------- ---------------------------- ---------------------------- ----------------------------
IC KIDS CARD                    75/347,491                   08/26/97                     Allowed
                                                                                          Statement of Use Due
                                                                                          03/08/99
------------------------------- ---------------------------- ---------------------------- ----------------------------

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